Exhibit 99.1

Lincare Holdings Inc. Announces Third Quarter and First Nine Months 2009 Financial Results

Press Release

Source: Lincare Holdings Inc.

On 4:30 pm EDT, Monday October 19, 2009

CLEARWATER, Fla., Oct. 19 /PRNewswire-FirstCall/ — Lincare Holdings Inc. (Nasdaq: LNCR - News) today announced financial results for the three and nine months ended September 30, 2009.

For the quarter ended September 30, 2009, net revenues were $392.6 million, compared with net revenues of $405.7 million for the third quarter of 2008. Net income for the quarter ended September 30, 2009, was $36.0 million, compared with net income of $53.3 million for the third quarter of 2008. Diluted earnings per share were $0.53 for the quarter ended September 30, 2009, compared with $0.73 diluted earnings per share for the comparable prior year period.

Revenues for the nine months ended September 30, 2009, were $1.145 billion, compared with net revenues of $1.249 billion for the comparable period in 2008. Net income for the nine months ended September 30, 2009, was $95.5 million, compared with net income of $171.7 million for the first nine months of 2008. Diluted earnings per share were $1.38 for the nine months ended September 30, 2009, compared with $2.28 diluted earnings per share for the comparable period last year.

The reported results include the following items:

•

The Company’s financial results for the three and nine months ended September 30, 2009 were impacted by dramatic reductions in Medicare reimbursement for the Company’s primary product lines resulting from the implementation on January 1, 2009 of previously enacted legislation. The legislation included reductions in Medicare payment amounts of 9.5% for certain items of durable medical equipment, including oxygen, additional regulated Medicare price reductions for stationary oxygen equipment of another 2.3% (for a total reduction of 11.8%) and the implementation of a new reimbursement methodology for oxygen equipment from continuous monthly payment for as long as the equipment is in use by a Medicare beneficiary to a capped rental arrangement whereby payment for oxygen equipment may not extend beyond a period of continuous use of 36 months. In addition, the results for the first nine months of 2009 reflect lower reimbursement for certain respiratory medications covered by Medicare. The Company estimates that these changes reduced net revenues in the three and nine months ended September 30, 2009 by approximately $62.6 million and $213.5 million, respectively.

John P. Byrnes, Lincare’s Chief Executive Officer, said, “We are pleased with Lincare’s operating and financial performance in the first nine months of 2009. As our competitors struggle to deal with the severe financial consequences of the Medicare price cuts implemented this year, we continue to focus on meeting the needs of our customers in order to improve their quality of life and to help them manage their disease at home while contributing to improved quality of life and lower overall health care expenditures.”

Lincare generated $254.5 million of cash from operating activities during the first nine months of 2009 and invested $84.5 million in net capital expenditures. As of September 30, 2009, total debt outstanding was $477.0 million, cash and investments were $151.3 million and common shares outstanding were 68,036,749.

Lincare, headquartered in Clearwater, Florida, is one of the nation’s largest providers of respiratory therapy and other services to patients in the home. The Company provides services and equipment to more than 700,000 customers in 48 states through 1,056 local centers.

Statements in this release concerning future results, performance or expectations are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All forward-looking statements included in this document are based upon information available to Lincare as of the date hereof and Lincare assumes no obligation to update any such forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors that may cause Lincare’s actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. In some cases, forward-looking statements that involve risks and uncertainties contain terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or variations of these terms or other comparable terminology.

Key factors that have an impact on Lincare’s ability to attain any estimates contained in this release include potential reductions in reimbursement rates by government and other third party payors, changes in reimbursement policies, the demand for Lincare’s products and services, the availability of appropriate acquisition candidates and Lincare’s ability to successfully complete and integrate acquisitions, efficient operation of Lincare’s existing and future operating facilities, regulation and/or regulatory action affecting Lincare or its business, economic and competitive conditions, access to borrowed and/or equity capital on favorable terms and other risks described in the filings of Lincare with the Securities and Exchange Commission.

In developing its forward-looking statements, Lincare has made certain assumptions relating to reimbursement rates and policies, internal growth and acquisitions and the outcome of various legal and regulatory proceedings. If the assumptions used by Lincare differ materially from what actually occurs, then actual results could vary significantly from the performance projected in the forward-looking statements. Lincare is under no duty to update any of the forward-looking statements after the date of this release.

The new Medicare oxygen regulations are complex and represent a fundamental change in the payment approach to oxygen. The assumptions used by the Company to develop its preliminary estimates of the financial impact of the oxygen capped rental regulations are highly dependent upon a number of variables, including, (i) the number of Medicare oxygen customers reaching 36 months of continuous service, (ii) the number of customers receiving reimbursable oxygen contents beyond the 36-month rental period, (iii) the ultimate duration of therapy for customers on service beyond 36 months, (iv) the incidence of customers with equipment deemed to be beyond its useful life that may be eligible for new equipment and therefore a new rental episode, (v) payment amounts and coverage guidelines established by the Centers for Medicare and Medicaid Services to reimburse suppliers for maintenance of capped oxygen equipment, and (vi) the extent to which other government and private payors attempt to adopt new oxygen payment rules similar to those now in effect by Medicare. These estimates are subject to change as more information becomes available to the Company and the Company assumes no obligation to update these estimates after the date of this release.

LINCARE HOLDINGS INC.

Financial Summary

(Unaudited)

(In thousands, except share and per share data)

	For the three months ended
	September 30, 2009	September 30, 2008
		(As adjusted) (1)
Net revenues	$392,644	$405,677

Cost and expenses:
Costs of goods and services	109,810	94,969
Operating expenses	98,440	100,508
Selling, general and administrative expenses	82,090	82,165
Bad debt expense	5,890	6,085
Depreciation and amortization expense	30,303	29,015

Operating income	66,111	92,935

Interest expense, net	8,613	8,042

	57,498	84,893

Income taxes	21,470	31,614

Net income	$36,028	$53,279

Basic earnings per common share	$0.54	$0.73

Diluted earnings per common share	$0.53	$0.73

Weighted average number of common shares outstanding	66,987,026	73,005,817

Weighted average number of common shares and common share equivalents outstanding	67,584,757	73,434,927

	For the nine months ended
	September 30, 2009	September 30, 2008
		(As adjusted) (1)

Net revenues	$1,144,677	$1,249,488

Cost and expenses:
Costs of goods and services	317,874	302,362
Operating expenses	292,282	294,442
Selling, general and administrative expenses	247,360	243,708
Bad debt expense	17,170	18,742
Depreciation and amortization expense	89,353	88,618

Operating income	180,638	301,616

Interest expense, net	25,368	25,715

Income before income taxes	155,270	275,901

Income taxes	59,785	104,250

Net income	$95,485	$171,651

Basic earnings per common share	$1.39	$2.35

Diluted earnings per common share	$1.38	$2.28

Weighted average number of common shares outstanding	68,902,125	72,902,841

Weighted average number of common shares and common share equivalents outstanding	69,313,318	76,345,503

(1)	As adjusted for adoption of FASB ASC Topic 470-20.

LINCARE HOLDINGS INC.

Selected Balance Sheet Data

(Unaudited)

(In thousands)

	September 30, 2009	December 31, 2008
		(As adjusted) (1)

Cash and Investments	$151,318	$133,051

Accounts Receivable, Net	169,159	176,797

Current Assets	356,959	287,122

Total Assets	1,953,433	1,938,809

Current Liabilities	166,344	167,742

Total Debt	477,001	460,947

Stockholders’ Equity	994,663	1,028,326

(1)	As adjusted for adoption of FASB ASC Topic 470-20.